                                                                   EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Option/Stock Issuance Plan of Inet Technologies, Inc. of our reports dated January 22, 2001, with respect to the consolidated financial statements and schedule of Inet Technologies, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Dallas, Texas
April 10, 2001